RULE 144A GLOBAL DEBENTURE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE "DEPOSITARY," WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITARY FOR THE CERTIFICATES) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DEPOSITARY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. (OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE DEBENTURE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
ACT); (2) AGREES THAT IT WILL NOT, PRIOR TO EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), RESELL OR OTHERWISE TRANSFER THE DEBENTURE EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH DEBENTURE EXCEPT (A) TO SEPRACOR INC. OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); (3) PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(E) ABOVE), IT WILL FURNISH THE CHASE MANHATTAN BANK, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE DEBENTURE EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THE DEBENTURE EVIDENCED HEREBY PRIOR TO THE EXPIRATION OF THE HOLDING

PERIOD APPLICABLE TO SALES OF THE DEBENTURE EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE CHASE MANHATTAN BANK, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE). IF THE PROPOSED TRANSFEREE IS A PURCHASER WHO IS NOT A U.S. PERSON, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE CHASE MANHATTAN BANK AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS SUCH TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE DEBENTURE EVIDENCED HEREBY PURSUANT TO CLAUSE 2(E) ABOVE OR UPON ANY TRANSFER OF THE DEBENTURE EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION). AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                                  SEPRACOR INC.

                 7% CONVERTIBLE SUBORDINATED DEBENTURE DUE 2005

No: G-1                                                       CUSIP: 817 315 AF1

     SEPRACOR INC., a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the "Company"), which term includes any successor corporation under the Indenture referred to on the reverse hereof, for value received hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of THREE HUNDRED MILLION DOLLARS ($300,000,000) on December 15, 2005, at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, or, at the option of the holder of this Debenture, at the Corporate Trust Office, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on June 15 and December 15, of each year, commencing June 15, 1999, on said principal sum at said office or agency, in like coin or currency, at the rate per annum of 7% from December 15, 1998 and thereafter to maturity from the June 15 or December 15, as the case may be, next preceding the date of this Debenture to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Debenture, or unless no interest has been paid or duly provided for on the Debentures, in which case from December 15, 1998, until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after any May 31 or November 30, as the case may be, and before the following June 15 or December 15, this Debenture shall bear interest from such June 15 or December 15; provided, however, that if the Company shall default in the payment of interest due on such June 15 or December 15, then this Debenture shall bear interest from the next preceding June 15 or December 15, to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for on such Debenture, from December 15, 1998. The interest payable on the Debenture pursuant to the Indenture on any June 15 or December 15 will be paid to the person entitled thereto as it appears in the Debenture register at the close of business on the record date, which shall be the May 31 or November 30 (whether or not a Business Day) next preceding such June 15 or December 15, as provided in the Indenture; provided that any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture. Interest may, at the option of the Company, be paid either (i) by check mailed to the registered address of such person (provided that the holder of Debentures with an aggregate principal amount in excess of $2,000,000 shall, at the written election of such holder, be paid by wire transfer in immediately available funds) or (ii) by transfer to an account maintained by such person located in the United States.

     Reference is made to the further provisions of this Debenture set forth on the reverse hereof, including, without limitation, provisions subordinating the payment of principal of and premium, if any, and interest on the Debentures to the prior payment in full of all Senior Obligations, as defined in the Indenture, and provisions giving the holder of this Debenture the right to convert this Debenture into Common Stock of the Company on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Debenture shall be deemed to be a contract made under the laws of The Commonwealth of Massachusetts, and for all purposes shall be construed in accordance with and governed by the laws of The Commonwealth of Massachusetts.

     This Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

     IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed under its corporate seal to be affixed or imported hereon.


                                        SEPRACOR INC.


                                        BY: /s/ Timothy J. Barberich
                                        ----------------------------------------
                                            Name:
                                            Title:


                                        Attest: /s/ Robert Scumaci
                                                --------------------------------
                                                Name: Robert Scumaci
                                                Title: Senior V.P. Finance &
                                                       Administration

Dated: December 15, 1998

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Debentures described in the within-named Indenture.

THE CHASE MANHATTAN BANK, as Trustee

By: /s/ Kathleen Perry
    ----------------------------
    Authorized Signatory


By:
    ----------------------------
    As Authenticating Agent
    (if different from Trustee)

                                  SEPRACOR INC.

                 7% CONVERTIBLE SUBORDINATED DEBENTURE DUE 2005

     This Debenture is one of a duly authorized issue of Debentures of the Company, designated as its 7% Convertible Subordinated Debentures due 2005 (herein called the "Debentures"), limited to the aggregate principal amount of $300,000,000 all issued or to be issued under and pursuant to an Indenture dated as of December 15, 1998 (herein called the "Indenture"), between the Company and The Chase Manhattan Bank as trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Debentures.

     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of, premium, if any, and accrued interest (including Liquidated Damages, if any) on all Debentures may be declared, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture:

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Debentures at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Debentures; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Debenture, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or premium, if any, thereon, or reduce any amount payable on redemption thereof, or impair the right of any Debentureholder to institute suit for the payment thereof, or make the principal thereof or interest or premium, if any, thereon payable in any coin or currency other than that provided in the Debenture, or modify the provisions of the Indenture with respect to the subordination of the Debentures in a manner adverse to the Debentureholders in any material respect, or change the obligation of the Company to make redemption of any Debenture upon the happening of a Fundamental Change in a manner adverse to the holder of the Debentures, or impair the right to convert the Debentures into Common Stock subject to the terms set forth in the Indenture, including
Section 15.6 thereof, without the consent of the holder of each Debenture so affected or (ii) reduce the aforesaid percentage of Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Debentures then outstanding. It is also provided in the Indenture that, prior to any declaration accelerating the maturity of the Debentures, the holders of a majority in aggregate principal amount of the Debentures at the time outstanding may on behalf of the holders of all of the Debentures waive any past default or Event of Default under the Indenture and its consequences except a default in the payment of interest (including Liquidated

Damages, if any) or any premium on or the principal of any of the Debentures, a default in the payment of redemption price pursuant to Article III or a failure by the Company to convert any Debentures into Common Stock of the Company. Any such consent or waiver by the holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Debenture and any Debentures which may be issued in exchange or substitute hereof, irrespective of whether or not any notation thereof is made upon this Debenture or such other Debentures.

     The indebtedness evidenced by the Debentures is, to the extent and in the manner provided in the Indenture, expressly subordinate and subject in right of payment to the prior payment in full of all Senior Obligations of the Company, as defined in the Indenture, whether outstanding at the date of the Indenture or thereafter incurred, and this Debenture is issued subject to the provisions of the Indenture with respect to such subordination. Each holder of this Debenture, by accepting the same, agrees to and shall be bound by such provisions and authorizes the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee his attorney-in-fact for such purpose.

     No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest (including Liquidated Damages, if any) on this Debenture at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

     Interest on the Debentures shall be computed on the basis of a year of twelve 30-day months.

     The Debentures are issuable in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration or exchange of Debentures, Debentures may be exchanged for a like aggregate principal amount of Debentures of other authorized denominations.

     The Debentures will not be redeemable at the option of the Company prior to December 20, 2001. At any time on or after December 20, 2001, and prior to maturity, the Debentures may be redeemed at the option of the Company as a whole, or from time to time in part, upon mailing a notice of such redemption not less than thirty (30) days before the date fixed for redemption to the holders of Debentures at their last registered addresses, all as provided in the Indenture, at the following optional redemption prices (expressed as percentages of the principal amount), together in each case with accrued interest (including Liquidated Damages, if any) to, but excluding, the date fixed for redemption:

     If redeemed during the period beginning December 20, 2001 and ending on December 14, 2002, at a redemption price of 104.000%, and if redeemed during the 12-month period beginning December 15:


             Year        Redemption Price
             2002        103.000%
             2003        102.000%
             2004        101.000%

and 100% at December 15, 2005; provided that if the date fixed for redemption is on June 15 or December 15, then the interest payable on such date shall be paid to the holder of record on the next preceding May 31 or November 30, respectively.

     The Debentures are not subject to redemption through the operation of any sinking fund.

     If a Fundamental Change (as defined in the Indenture) occurs at any time prior to December 15, 2005, the Debentures will be redeemable on the 30th day after notice thereof at the option of the holder at a redemption price equal to 100% of the principal amount of the Debenture (or portion thereof) redeemed, together with accrued interest to the date of redemption; provided that if such Repurchase Date is June 15 or December 15, then the interest payable on such date shall be paid to the holder of record of the Debenture on the next preceding May 31 or November 30, respectively. The Company shall mail to all holders of record of the Debentures a notice of the occurrence of a Fundamental Change and of the redemption right arising as a result thereof on or before the 10th day after the occurrence of such Fundamental Change. For a Debenture to be so repaid at the option of the holder, the Company must receive at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, such Debenture with the form entitled "Option to Elect Repayment Upon a Fundamental Change" on the reverse thereof duly completed, together with such Debentures duly endorsed for transfer, on or before the 30th day after the date of such notice (or if such 30th day is not a Business Day, the next succeeding Business Day).

     Subject to the provisions of the Indenture, the holder hereof has the right, at its option, at any time after ninety (90) days following the latest date of original issuance thereof through the close of business on December 15, 2005, or, as to all or any portion hereof called for redemption, prior to the close of business on the Business Day immediately preceding the date fixed for redemption (unless the Company shall default in payment due upon redemption thereof), to convert the principal hereof or any portion of such principal which is $1,000 or an integral multiple thereof into that number of shares of the Company's Common Stock, as said shares shall be constituted at the date of conversion, obtained by dividing the principal amount of this Debenture or portion thereof to be converted by the Conversion Price of $124.875 or such Conversion Price as adjusted from time to time as provided in the Indenture, upon surrender of this Debenture, together with a conversion notice as provided in the Indenture, to the

Company at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, or at the option of such holder, the Corporate Trust Office, and, unless the shares issuable on conversion are to be issued in the same name as this Debenture, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or by his duly authorized attorney. No adjustment in respect of interest or dividends will be made upon any conversion; provided, however, that if this Debenture shall be surrendered for conversion during the period from (but excluding) a record date for any interest payment date to (but excluding) such interest payment date, this Debenture (unless it or the portion being converted shall have been called for redemption during such period) must be accompanied by an amount, in New York Clearing House funds or other funds acceptable to the Company, equal to the interest payable on such interest payment date on the principal amount being converted. No fractional shares will be issued upon any conversion, but an adjustment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Debenture or Debentures for conversion.

     Any Debentures called for redemption, unless surrendered for conversion on or before the close of business on the date fixed for redemption, may be deemed to be purchased from the holder of such Debentures at an amount equal to the applicable redemption price, together with accrued interest (including Liquidated Damages, if any) to (but excluding) the date fixed for redemption, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Debentures from the holders thereof and convert them into Common Stock of the Company and to make payment for such Debentures as aforesaid to the Trustee in trust for such holders.

     Upon due presentment for registration of transfer of this Debenture at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, or at the option of the holder of this Debenture, at the Corporate Trust Office, a new Debenture or Debentures of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

     The Company, the Trustee, any authenticating agent, any paying agent, any conversion agent and any Debenture registrar may deem and treat the registered holder hereof as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Debenture registrar), for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any paying agent nor any other conversion agent nor any Debenture registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Debenture.

     No recourse for the payment of the principal of or any premium or interest on this Debenture, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     Terms used in this Debenture and defined in the Indenture are used herein as therein defined.

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Debenture, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM-     as tenants in common                UNIF GIFT MIN ACT --
                                                 ____________________ Custodian
                                                      (Cust)

                                                 ____________________

                                                      (Minor)
__________________________________________________________________________________

TEN ENT-     as tenants by the entireties
__________________________________________________________________________________

JT TEN-      as joint tenants with right of      under Uniform Gifts to Minors Act
             survivorship and not as
             tenants in common                   ____________________
                                                      (State)

                    ADDITIONAL ABBREVIATIONS MAY ALSO BE USED
                          THOUGH NOT IN THE ABOVE LIST.

                                CONVERSION NOTICE

To:  SEPRACOR INC.

     The undersigned registered owner of this Debenture hereby irrevocably exercises the option to convert this Debenture, or the portion hereof (which is $1,000 or an integral multiple thereof) below designated, into shares of Common Stock of Sepracor Inc. in accordance with the terms of the Indenture referred to in this Debenture, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Debentures representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Debenture not converted are to be issued in the name of a person other than the undersigned, the undersigned will check the appropriate box below and pay all transfer taxes payable with respect thereto. Any amount required to be paid to the undersigned on account of interest accompanies this Debenture.


Dated:
      -----------------------------     ----------------------------------------


                                        ----------------------------------------
                                        Signature(s)

                                        Signature(s) must be guaranteed by a
                                        commercial bank or trust company or a
                                        member firm of a major stock exchange if shares of Common Stock are to be issued, or Debentures to be delivered, other than to and in the name of the registered holder.


                                        ----------------------------------------
                                        Signature Guarantee

     Fill in for registration of shares of Common Stock if to be issued, and Debentures if to be delivered, other than to and in the name of the registered holder:



--------------------------------------------------
(Name)



--------------------------------------------------
(Street Address)



--------------------------------------------------
(City, State and Zip Code)


Please print name and address


Principal amount to be Converted
(if less than all):  $____________

Social Security or Other Taxpayer
Identification Number:

                            OPTION TO ELECT REPAYMENT
                            UPON A FUNDAMENTAL CHANGE


TO: SEPRACOR INC.

The undersigned registered owner of this Debenture hereby irrevocably acknowledges receipt of a notice from Sepracor Inc. (the "Company") as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Debenture, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Debenture at the redemption price, together with accrued interest to, but excluding, such date, to the registered holder hereof.


Dated:
       ---------------------------     -----------------------------------------


                                       -----------------------------------------
                                       Signature(s)

                                       NOTICE: The above signatures of the
                                       holder(s) hereof must correspond with the name as written upon the face of the Debenture in every particular without alteration or enlargement or any change whatever.

                                       Principal amount to be Converted (if less than all):

                                                  $-------------


                                       -----------------------------------------
                                       Social Security or Other Taxpayer
                                       Identification Number

                                   ASSIGNMENT

     For value received ___________________________ hereby sell(s), assign(s) and transfer(s) unto ___________________________ (Please insert social security or other Taxpayer Identification Number of assignee) the within Debenture, and hereby irrevocably constitutes and appoints _________________________ attorney to transfer the said Debenture on the books of the Company, with full power of substitution in the premises.

     In connection with any transfer of the Debenture within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision) (other than any transfer pursuant to a registration statement that has been declared effective under the Securities Act), the undersigned confirms that such Debenture is being transferred:

|_|  To Sepracor Inc. or a subsidiary thereof, or

|_| Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

|_| To an Institutional Accredited Investor pursuant to and in compliance with the Securities Act of 1933, as amended; or

|_| Pursuant to and in compliance with Regulation S under the Securities Act of 1933, as amended; or

|_| Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended;

and unless the box below is checked, the undersigned confirms that such Debenture is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate").

|_|  The transferee is an Affiliate of the Company.


Dated:

                                       Signature(s)
                                       -----------------------------------------

                                       Signature(s) must be guaranteed by a
                                       commercial bank or trust company or a
                                       member firm of a major stock exchange if shares of Common Stock are to be issued, or Debentures to be delivered, other than to or in the name of the registered holder.


                                       -----------------------------------------
                                       Signature Guarantee


NOTICE: The signature on the conversion notice, the option to elect repayment upon a Fundamental Change or the assignment must correspond with the name as written upon the face of the Debenture in every particular without alteration or enlargement or any change whatever.